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                                 Exhibit 10.7.4


                            THIRD AMENDMENT TO LEASE


          This THIRD AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 31st day of December 1997, by and between MITCHELL H. HERSCH, BRIAN L. HERSCH, SHARON MAE HERSCH, KERRY ELLEN HERSCH (BERGER) and MITCHELL H. HERSCH AS MANAGER OF EVERY/JOE LLC (collectively "Lessor") and PSYCHEMEDICS CORPORATION, a Delaware corporation ("Lessee"), with respect to that Standard Industrial Lease dated October 6, 1992, and amended January 1, 1993 and December 16, 1994 (as amended, the "Lease"), pursuant to which Lessee leases from Lessor those certain premisses located at 5830 Uplander Way, Los Angeles County, California and 5832 Uplander Way, Los Angeles County, California (collectively the "Premises"). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as are ascribed to such terms in the Lease. Lessor and Lessee hereby acknowledge the following:


                                    RECITALS

          A. Lessor and Lessee desire to renew the Lease for the Premises and to otherwise modify the Lease as provided herein.

          B. Except as amended and modified, all terms of the Lease, as amended, shall remain in full force and effect.

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Less agree as follows:


                                    AGREEMENT

          1. TERM OF LEASE. Lessor and Lessee hereby agree that this Third Amendment shall be effective on January 1, 1998 (the "Effective Date") and shall, unless otherwise extended as provided herein, terminate on December 31, 2005.

          2. OPTION TO EXTEND TERM. Lessee shall have an option to extend the Lease for a period of two years, which option period shall commence on January 1, 2006 and shall terminate on December 31, 2007. Lessee may exercise this option strictly in accordance with the procedures set forth in Paragraph 9 of the Addendum to Standard Industrial Lease dated September 16, 1992 (the


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"Addendum"). The rent for this option period shall be determined as a negotiated market rate in accordance with Paragraph 9 of the Addendum. Such option is not assignable notwithstanding anything to the contrary in the Lease.

          3. BASIC MONTHLY RENT. From January 1, 1998 through December 31, 2001, the Base Monthly Rental for the Premises will be due and payable in advance on the first day of each month at the rate of Eighteen Thousand Dollars ($18,000) per month. Rent will be allocated at the rate of $1.03/sq.ft. for the lab and office space and $0.3871/sq.ft. for the mezzanine storage area.

          4. RENT ADJUSTMENT. The Base Monthly Rental shall be adjusted effective January 1, 2002, by a percentage equal to the increase in the Consumer Price Index (U.S. Department of Labor for all Urban Consumers, Los Angeles-Anaheim-Riverside California {1967=100} hereinafter "C.P.I. Index") for the period of January 1, 1998 through December 31, 2001; provided, however, notwithstanding the C.P.I. Index, the Base Monthly Rental shall increase no less than three percent (3%) per year compounded, nor more than five percent (5%) per year compounded.

          If the Bureau of Labor Statistics discontinues publication of the C.P.I. Index, publishes the C.P.I. Index less frequently, or alters the C.P.I. Index in the material manner, then Lessor, in its sole discretion, may adopt a substitute index or procedure which reasonable reflects and monitors consumer prices.

          5. SECURITY DEPOSIT. The security deposit for the Premises shall be increased to the sum of $18,000.00. When the rent is adjusted in accordance with Paragraph 4 above, the security deposit will be adjusted in a like amount.

          6. INCORPORATION. Except as otherwise expressly set forth herein, and to the extent necessary to give effect to the provisions hereof, all terms and conditions of the Lease shall remain unmodified and in full force and effect.

          7. COUNTERPARTS. This Amendment may be executed in one or more counterpart copies, and each of which, so executed, irrespective of the date of execution and delivery, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. The signature pages of one ore more of the counterpart copies may be removed from such counterpart copies and be attached to the same copy of this Amendment, which, with all signatures attached, shall be deemed to be an original Agreement.


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          IN WITNESS WHEREOF, the parties hereto have entered into this Third
Amendment as of the date first set forth above.


LESSOR                                           LESSEE


 /s/ Mitchell H. Hersch                          PSYCHEMEDICS CORPORATION, a
-----------------------                          Delaware corporationp
MITCHELL H. HERSCH


 /s/ Brian L. Hersch                             By: /s/ Raymond C. Kubacki, Jr.
--------------------                             -------------------------------
BRIAN L. HERSCH                                       President and Chief
                                                         Executive Officer

 /s/ Sharon Mae Hersch
----------------------
SHARON MAE HERSCH


 /s/ Kerry Ellen Hersch Berger
------------------------------
KERRY ELLEN HERSCH (BERGER)


 /s/ Mitchell H. Hersch
-----------------------
MITCHELL H. HERSCH, AS
MANAGER OF EVERY/JOE LLC





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